Exhibit 99.1

News Release—February 25, 2010

U-STORE-IT COMPLETES $875 MILLION IN 2009 CAPITAL RAISING EFFORTS

REPORTS FOURTH QUARTER AND ANNUAL 2009 RESULTS

PROVIDES 2010 EARNINGS GUIDANCE

WAYNE, PA — (MARKET WIRE) — February 25, 2010 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months and year ended December 31, 2009. “We are very pleased with our capital raising efforts during 2009,” said Dean Jernigan, Chief Executive Officer of U-Store-It. “Our primary focus in 2010 will be to maximize the internal growth opportunities we have within our existing portfolio,” continued Jernigan.  “Meaningful consolidation in our sector will occur over the next several years and our current financial position, systems and people have us in position to put our operating platform to work.”

Key Metrics for the Quarter and Year Ended December 31, 2009

•                  Funds from Operations (“FFO”)

•                  4th quarter - FFO of $0.13 per share for the three months ended December 31, 2009 compared to $0.24 per share reported in the same period of the previous year.

•                  Full year - FFO of $0.73 per share for the year ended December 31, 2009 compared to $0.97 per share reported in 2008.

•                  Weighted average shares and units outstanding

•                  4th quarter — Weighted average shares and units outstanding were 98.5 million and 62.7 million for the fourth quarter of 2009 and 2008, respectively.

•                  Full year — Weighted average shares and units outstanding were 76.6 million and 62.8 million in 2009 and 2008, respectively.

•                  Same-store Revenue (360 same-store facilities)

•                  4th quarter - Same-store total revenue decreased 5.9% from the fourth quarter of 2008.

•                  Full year - Same-store total revenue decreased 3.6% in 2009 over 2008.

•                  Same-store Property Operating Expenses

•                  4th quarter — Same-store property operating expenses decreased 5.1% when compared to the fourth quarter of 2008.

•                  Full year — Same-store property operating expenses decreased 1.3% from 2008 to 2009.

•                  Same-store Net Operating Income (“NOI”)

•                  4th quarter — Same-store NOI decreased 6.4% from the fourth quarter of 2008.

•                  Full year — Same-store NOI decreased 5.0% in 2009 over 2008.

•                  Realized Annual Rent

•                  4th quarter — Same-store realized annual rent per occupied square foot decreased to $10.97 or 1.0% over the fourth quarter of 2008.

•                  Full year — Same-store realized annual rent per occupied square foot increased 1.0% over 2008 to $11.11.

•                  Same-store Physical Occupancy

•                  4th quarter — Average physical occupancy was 75.5% for the fourth quarter of 2009 on the same-store facilities compared to 79.8% for the fourth quarter of 2008.

•                  Full year — Average physical occupancy was 76.0% during 2009 compared to 80.1% during 2008 on the same-store facilities.

•                  Ending sequential quarterly occupancy declined 50 basis points (75.2% as of 12/31/09 compared to 75.7% as of 9/30/09) compared to a decline of 260 basis points in the same period last year (78.8% as of 12/31/08 compared to 81.5% as of 9/30/08).

Capital Raising Initiatives

“During the fourth quarter we completed the final component of our 2009 capital raising efforts, closing the three-year $450 million secured credit facility,” said U-Store-It President and Chief Investment Officer Christopher Marr. “Our 2009 capital raising efforts demonstrated our ability to access capital from multiple sources in a very difficult market and have significantly transformed our balance sheet and improved our debt maturity profile.  We are well-positioned to evaluate acquisition opportunities and will do so with a keen focus on our cost of capital, leverage levels and long-term potential to create value for our shareholders.”

Capital raising efforts during 2009 combined to raise more than $875 million to address maturities, reduce leverage, and position the company for future growth.

•                  Secured Credit Facility

•                  Closed on a three-year, $450 million secured credit facility in December 2009.

•                  Common Share Offering

•                  Net proceeds of $171 million from secondary public offering and at the market issuances totaling 34.8 million shares.

•                  Joint Venture

•                  Closed a $102 million joint venture in August 2009, providing the Company approximately $51 million and a 50% interest in the unleveraged joint venture in exchange for its contribution of 22 facilities to the venture.

•                  Secured Loans

•                  Generated $116.1 million of asset level loans from regional banks and life companies.

•                  Dispositions

•                  Closed on the disposition of 19 properties for an aggregate sales price of $88.9 million.

Funds from Operations

FFO for the fourth quarter of 2009 was $12.7 million, compared to $15.0 million for the fourth quarter of 2008. FFO per share was $0.13 per share for the fourth quarter of 2009, compared to $0.24 per share for the same quarter of last year.

FFO for the year ended December 31, 2008 was $55.9 million or $0.73 per share compared to $61.2 million or $0.97 per share for the year ended December 31, 2008.

Operating Results

The Company reported net loss attributable to the Company of $2.8 million or $0.03 per common share in the fourth quarter of 2009, compared to net income attributable to the Company of $2.5 million or $0.04 per common share in the fourth quarter of 2008.  Total revenues decreased $3.3 million and total property operating expenses decreased $0.9 million in the fourth quarter of 2009, compared to the same period in 2008. Decreases in total revenues are primarily attributable to decreased occupancy levels in the same-store portfolio during the 2009 period as compared to the 2008 period.  Decreases in property operating expenses are attributable to a reduction in utility, advertising and other expenses, offset by increases in property-level personnel expenses and property taxes.

For the year ended December 31, 2009, the Company reported net loss attributable to the Company of $0.9 million or $0.01 per share as compared to net income of $2.8 million or $0.05 per share for the year ended December 31, 2008.  The decrease in net income(loss) is primarily attributable to $5.6 million less gains on sales of real estate in 2009 compared to 2008, decreased income generated by properties sold of $4.3 million and decreased same-store total revenues of $7.9 million offset by a decrease in same-store operating expenses of $1.1 million, a decrease in interest expense of $6.7 million, a decrease in depreciation expense of $2.9 million and decreased general and administrative expenses of $2.4 million during the year ended December 31, 2009 as compared to the year ended December 31, 2008.

Interest expense decreased approximately $2.0 million in the fourth quarter of 2009, compared to the fourth quarter of 2008, primarily as a result of lower interest rates and lower outstanding principal balances during the fourth quarter of 2009 as compared to the same period in 2008.

Loan procurement amortization expense increased approximately $0.3 million in the fourth quarter of 2009, compared to the fourth quarter of 2008, primarily as a result of one month of loan procurement cost amortization associated with the December 2009 closing of the Secured Credit Facility.

The Company’s 367 owned facilities, containing 23.7 million rentable square feet, had a physical occupancy at December 31, 2009 of 75.2% and an average physical occupancy for the quarter ended December 31, 2009 of 75.5%.

Same-Store Results

The Company’s same-store pool at December 31, 2009 represented 360 facilities containing approximately 23.3 million rentable square feet and included approximately 97.9% of the aggregate rentable square feet of the Company’s 367 owned facilities.  These same-store facilities represent approximately 98.0% of property net operating income for the quarter ended December 31, 2009.

The same-store average physical occupancy for the fourth quarter of 2009 was 75.5% compared to 79.8% for the same quarter of last year.  Same-store net rental income for the fourth quarter of 2009 decreased 6.4% over the same period in 2008.  Same-store total revenues decreased 5.9% and same-store operating expenses decreased 5.1% as compared to the fourth quarter of 2008.

Same-store net operating income decreased 6.4% in the fourth quarter of 2009 compared to the same quarter of 2008.

For the year ended December 31, 2009, same-store total revenues, operating expenses and net operating income decreased 3.6%, 1.3%, and 5.0%, respectively, as compared to the results for the year ended December 31, 2008. Average physical occupancy of the same-store pool for 2009 was 76.0% as compared to 80.1% during 2008. Ending occupancy for our same-store portfolio was 75.2% and 78.9% as of December 31, 2009 and 2008, respectively.

Quarterly Dividend

On December 10, 2009, the Company declared a dividend of $0.025 per share. The dividend was paid on January 22, 2010, to shareholders of record on January 7, 2010.

2010 Financial Outlook

The Company estimates that its fully-diluted FFO per share for 2010 will be between $0.43 and $0.49, and that its fully-diluted net loss per share for the period will be between $(0.18) and $(0.12). The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $23.2 million to $24.0 million

•                  For 2010, the same-store pool will consist of 364 assets totaling 23.6 million square feet

•                  Same-store revenue growth of -1.0% to -3.0% over 2009

•                  Same-store expense growth of 2.5% to 3.5% over 2009

•                  Same-store net operating income growth of -5.5% to -4.5% over 2009

•                  No net impact from acquisition and disposition activity

•                  Interest expense on borrowings under our secured credit facility is based on a 1.5% LIBOR floor

2010 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.18)	to	$(0.12)
Plus: real estate depreciation and amortization	0.61		0.61
FFO per diluted share	$0.43	to	$0.49

The Company estimates that its fully-diluted FFO per share for the quarter ending March 31, 2010 will be between $0.10 and $0.11, and that its fully-diluted net loss per share for the period will be between $(0.05) and $(0.04).

1st Quarter 2010 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.05)	to	$(0.04)
Plus: real estate depreciation and amortization	0.15		0.15
FFO per diluted share	$0.10	to	$0.11

“Our guidance for 2010 reflects the impact of the significant amount of capital we raised throughout 2009.  While we expect to evaluate acquisition opportunities during 2010, no acquisitions are included in the assumptions underlying our earnings guidance. To the extent we do find attractive investment opportunities, we anticipate funding such acquisitions on a leverage-neutral basis or better,” said Chief Financial Officer Tim Martin.  “Our outlook for 2010 assumes the self-storage sector sees a return to historical seasonal trends, albeit the sector and our portfolio are starting 2010 with depressed asking rental rates and decreased occupancy levels.  The timing and significance of improving consumer confidence, job growth and household movements will be primary drivers for improving fundamentals across the sector.”

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, February 26, 2010, to discuss financial results for the year and three months ended December 31, 2009.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.ustoreit.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1 412-858-4600 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until March 26, 2010. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The reservation number for both is 427075.

Supplemental operating and financial data as of December 31, 2009 is available on our corporate website under the heading “Investor Relations and Financial Information.”

About the Company

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company provides self-storage solutions across the country. U-Store-It owns and or manages 374 facilities across the United States, and operates the U-Store-It Network, which consists of approximately 725 additional self-storage facilities. The Company’s self-storage facilities, storage space and storage solutions are designed to offer affordable, easily accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage. According to the 2009 Self Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the U.S.  For more information, visit www.ustoreit.com.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, noncontrolling interest, depreciation and general and administrative, and deducting from net income: gains on sale of self-storage facilities, interest income and other.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This release and other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such statements are based on estimates, assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe the estimates, assumptions and expectations reflected in these forward-looking statements are reasonable, our actual performance may differ materially from the results expressed or implied by the forward-looking statements.  Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         changes in national and local economic, business, real estate and other market conditions which, among other things, reduce demand for self-storage facilities or increase costs of owning and operating self-storage facilities;

•         competition from other self-storage facilities and storage alternatives, which could result in lower occupancy and decreased rents;

•         the execution of our business plan;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks, including unanticipated costs associated with the integration and operation of acquisitions;

•         risks of investing through joint ventures, including risks that our joint venture partners may not fulfill their obligations or may pursue actions that are inconsistent with our objectives;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities; and

•         other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2009	2008
ASSETS
Storage facilities	$1,774,542	$1,888,123
Less: Accumulated depreciation	(344,009)	(328,165)
Storage facilities, net	1,430,533	1,559,958
Cash and cash equivalents	102,768	3,744
Restricted cash	16,381	16,217
Loan procurement costs, net of amortization	18,366	4,453
Notes receivable, net	20,112	—
Assets held for sale	—	2,378
Other assets, net	10,710	10,909
Total assets	$1,598,870	$1,597,659

LIABILITIES AND EQUITY
Revolving credit facility	$—	$172,000
Unsecured term loan	—	200,000
Secured term loan	200,000	57,419
Mortgage loans and notes payable	569,026	548,085
Accounts payable, accrued expenses and other liabilities	33,767	39,410
Distributions payable	2,448	1,572
Deferred revenue	8,449	9,725
Security deposits	456	472
Other liabilities held for sale	—	22
Total liabilities	814,146	1,028,705

Noncontrolling interests in the Operating Partnership	45,394	46,026

Commitments and contingencies

Equity
Common shares $.01 par value, 200,000,000 shares authorized, 92,654,979 and 57,623,491 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	927	576
Additional paid in capital	974,926	801,029
Accumulated other comprehensive loss	(874)	(7,553)
Accumulated deficit	(279,670)	(271,124)
Total U-Store-It Trust shareholders’ equity	695,309	522,928
Noncontrolling interest in subsidiaries	44,021	—
Total equity	739,330	522,928
Total liabilities and equity	$1,598,870	$1,597,659

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended		Year Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
REVENUES
Rental income	$49,208	$52,580	$200,630	$208,439
Other property related income	4,134	4,025	16,659	15,700
Total revenues	53,342	56,605	217,289	224,139
OPERATING EXPENSES
Property operating expenses	22,315	23,176	93,945	95,156
Depreciation and amortization	17,387	17,880	70,832	73,751
General and administrative	5,909	7,151	22,569	24,964
Total operating expenses	45,611	48,207	187,346	193,871
OPERATING INCOME	7,731	8,398	29,943	30,268
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(10,435)	(12,436)	(45,269)	(52,014)
Loan procurement amortization expense	(822)	(486)	(2,339)	(1,929)
Interest income	433	28	681	153
Other	(20)	(94)	(33)	94
Total other expense	(10,844)	(12,988)	(46,960)	(53,696)
LOSS FROM CONTINUING OPERATIONS	(3,113)	(4,590)	(17,017)	(23,428)
DISCONTINUED OPERATIONS
Income from discontinued operations	41	1,059	2,546	6,810
Net gain on disposition of discontinued operations	609	6,296	14,139	19,720
Total discontinued operations	650	7,355	16,685	26,530
NET INCOME (LOSS)	(2,463)	2,765	(332)	3,102
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	153	(272)	60	(310)
Noncontrolling interest in subsidiaries	(492)	—	(665)	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(2,802)	$2,493	$(937)	$2,792

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.04)	$(0.07)	$(0.24)	$(0.37)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$0.01	$0.11	$0.23	$0.42
Basic and diluted earnings (loss) per share attributable to common shareholders	$(0.03)	$0.04	$(0.01)	$0.05

Weighted-average basic and diluted shares outstanding	92,422	57,636	70,988	57,621

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(3,706)	$(4,266)	$(16,754)	$(21,589)
Total discontinued operations	904	6,759	15,817	24,381
Net income (loss)	$(2,802)	$2,493	$(937)	$2,792

Same-store facility results (360 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	December 31,	December 31,	Percent
	2009	2008	Change

REVENUES
Net rental income	$48,134	$51,400	-6.4%
Other property related income	3,909	3,924	-0.4%
Total revenues	52,043	55,324	-5.9%

OPERATING EXPENSES
Property taxes	5,599	5,427	3.2%
Personnel expense	6,020	5,729	5.1%
Advertising	1,156	1,737	-33.4%
Repair and maintenance	897	994	-9.8%
Utilities	2,148	2,440	-12.0%
Property insurance	713	797	-10.5%
Other expenses	3,118	3,577	-12.8%

Total operating expenses	19,651	20,701	-5.1%

Net operating income (1)	$32,392	$34,623	-6.4%

Gross margin	62.2%	62.6%

Period Average Occupancy (2)	75.5%	79.8%

Period End Occupancy (3)	75.2%	78.8%

Total Rentable square feet	23,254	23,254

Realized annual rent per occupied square foot (4)	$10.97	$11.08	-1.0%

Scheduled annual rent per square foot (5)	$11.39	$12.47	-8.7%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$32,392	$34,623
Non same-store net operating income (1)	673	651
Indirect property overhead	(2,038)	(1,845)
Depreciation	(17,387)	(17,880)
General and administrative expense	(5,909)	(7,151)

Operating Income	$7,731	$8,398

(1)

Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at December 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.

Same-store facility results (360 facilities)

(in thousands, except percentage and per square foot data)

	Twelve months ended
	December 31,	December 31,	Percent
	2009	2008	Change

REVENUES
Net rental income	$196,383	$204,898	-4.2%
Other property related income	15,935	15,343	3.9%
Total revenues	212,318	220,241	-3.6%

OPERATING EXPENSES
Property taxes	26,713	26,192	2.0%
Personnel expense	23,798	22,936	3.8%
Advertising	5,983	5,883	1.7%
Repair and maintenance	3,050	3,500	-12.9%
Utilities	9,440	9,913	-4.8%
Property insurance	2,684	2,979	-9.9%
Other expenses	12,329	13,706	-10.0%

Total operating expenses	83,997	85,109	-1.3%

Net operating income (1)	$128,321	$135,132	-5.0%

Gross margin	60.4%	61.4%

Period Average Occupancy (2)	76.0%	80.1%

Period End Occupancy (3)	75.2%	78.8%

Total Rentable square feet	23,254	23,254

Realized annual rent per occupied square foot (4)	$11.11	$11.00	1.0%

Scheduled annual rent per square foot (5)	$11.72	$12.40	-5.4%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$128,321	$135,132
Non same-store net operating income (1)	2,566	1,834
Indirect property overhead	(7,543)	(7,983)
Depreciation	(70,832)	(73,751)
General and administrative expense	(22,569)	(24,964)

Operating Income	$29,943	$30,268

(1)

Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at December 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net income (loss)	$(2,463)	$2,765	$(332)	$3,102

Add (deduct):
Real estate depreciation	16,881	18,566	72,022	77,768
Gains on sale of real estate	(609)	(6,296)	(14,139)	(19,720)
Noncontrolling interests in subsidiaries share of FFO	(1,066)	—	(1,643)	—

FFO	$12,743	$15,035	$55,908	$61,150

Earnings (loss) per share attributable to common shareholders - fully diluted	$(0.03)	$0.04	$(0.01)	$0.05
FFO per share and unit - fully diluted	$0.13	$0.24	$0.73	$0.97

Weighted-average basic and diluted shares outstanding	92,422	57,636	70,988	57,621
Weighted-average diluted shares and units outstanding	98,452	62,730	76,609	62,814

Dividend per common share and unit	$0.025	$0.025	$0.100	$0.565
Payout ratio of FFO (Dividend per share divided by FFO per share)	19%	10%	14%	58%